Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 33-87102) pertaining to Stratos International, Inc. of our report dated September 8, 2006 relating to the financial statements and supplemental schedule of Stratos International, Inc. 401(k) Savings Plan included in this Annual Report on Form 11-K for the year ended April 29, 2006.
/s/ BDO Seidman, LLP
Chicago, Illinois
October 24, 2006

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